UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2026

CSP Inc.

(Exact name of the registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

000-10843	04-2441294
(Commission File Number)	(IRS Employer Identification No.)

175 Cabot Street - Suite 210, Lowell, MA	01854
(Address of principal executive offices)	(Zip Code)

(978) 954-5038

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CSPI	Nasdaq Global Market

Item 5.07   Submission of Matters to a Vote of Security Holders.

(b)     At the Company’s 2026 Annual Meeting held on February 10, 2026, of the 9,904,783 shares outstanding and entitled to vote, 7,765,027 shares were represented, constituting a quorum. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting, as certified by the Inspector of Elections for the Meeting, are as follows:

Item No. 1: Election of four directors to serve until the Company’s 2027 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below.

Nominee	For	Withhold	Broker Non-Votes
Victor Dellovo	5,495,012	157,934	2,112,081
Ismail “Izzy” Azeri	5,481,813	171,133	2,112,081
Anthony Folger	5,420,605	232,341	2,112,081
Stephen Webber	5,489,844	163,102	2,112,081

Item No. 2: Advisory vote to approve the compensation paid to the Company’s named executive officers, voted as follows:

For	Against	Abstain	Broker Non-Votes
4,872,417	632,608	147,921	2,112,081

Or

Item No. 3: Ratification of the appointment of CBIZ US, LLP as the Company’s independent auditors for fiscal year 2026 voted as follows:

For	Against	Abstain
7,651,239	106,146	7,642

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP INC.

Date: February 13, 2026

By: /s/Gary W. Levine

Gary W. Levine

Chief Financial Officer